Exhibit 16.1

May 23, 2005

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of the Form 8-K of Call Now, Inc. dated May 23, 2005, and agree with the statements concerning our Firm, contained therein.

Yours Truly,

/s/ Killman, Murrell & Company, P.C.
Killman, Murrell & Company, P.C.